Exhibit 5.1
October 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  eNucleus, Inc.

     Form SB-2 Registration Statement

Ladies and Gentlemen:

     We have acted as special counsel to eNucleus, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of up to 10,649,998 shares of the Company's common stock (the "Common Stock").

     For purposes of rendering that opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and corporate action of the Company that provides for the issuance of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statues, decisions and questions of law, as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering this opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling stockholders identified therein are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,


                                       /s/ Connelly Roberts & McGivney LLC
                                       -----------------------------------
                                           Connelly Roberts & McGivney LLC